                                                              Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Neoprobe Corporation and Subsidiaries (A Development Stage Company) as listed below of our report dated February 12, 1997, on our audits of the consolidated balance sheets of Neoprobe Corporation and Subsidiaries (A Development Stage Company) as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1994, 1995 and 1996, and for the period from November 16, 1983 (date of inception) to December 31, 1996, which report is included in this Annual Report on Form 10-KSB.


           Form S-3           File No. 33-72700
           Form S-3           File No. 33-73622
           Form SB-2          File No. 33-86000
           Form S-3           File No. 33-93438
           Form S-3           File No. 33-93858
           Form S-3           File No. 333-15989
           Form S-8           File No. 33-70074
           Form S-8           File No. 33-81410
           Form S-8           File No. 333-05143


                                                COOPERS & LYBRAND L.L.P.

Columbus, Ohio
March 31, 1997